EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference of our report dated January 12, 2001, as included in this Form 8 K/A, into the Company's previously filed Registration Statement on Form S-8, File No. 33-35247.

By:   /s/ Rubin, Brown, Gornstein & Co., LLP
   Rubin, Brown, Gornstein & Co., LLP

St. Louis, Missouri
March ___, 2001